                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (date of earliest event reported):   August 26, 1998

                             Scotland Bancorp, Inc.
              ---------------------------------------------------
             (Exact name of registrant as specified in its charter)


       North Carolina                 1-14266                    56-1955133
------------------------------      -----------              ------------------
(State or other jurisdiction        (Commission              (IRS Employer
  of incorporation)                 File Number)             Identification No.)




                             505 South Main Street
                              Post Office Box 1468
                      Laurinburg, North Carolina 28353-1468
                     --------------------------------------
                    (Address of principal executive offices)



Registrant's telephone number, including area code:   (910) 276-2703
                                                     ---------------


                                      N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)




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Item 5.  Other Events

     The Board of Directors of Scotland Bancorp, Inc., Laurinburg, North Carolina (the "Corporation"), a holding company whose only subsidiary is Scotland Savings Bank, Inc., SSB, announced August 26, 1998 that it has entered into a definitive Agreement and Plan of Reorganization and Merger (the "Agreement") with Centura Banks, Inc., Rocky Mount, North Carolina ("Centura"). A copy of the Agreement is attached hereto as Exhibit (2) and is incorporated by reference herein.

     The Agreement is contingent upon, among other things, receipt of approvals from the Corporation's shareholders and regulatory authorities. A special meeting of the Corporation's shareholders will be scheduled to consider Centura's proposal after all regulatory approvals have been received.

     A copy of the Company's press release announcing execution of the Agreement is attached hereto as Exhibit (99)(a) and is incorporated by reference herein.

Item 7.  Financial Statements and Exhibits

     (c)     Exhibits

     (2) Agreement and Plan of Reorganization and Merger between Centura Banks, Inc. and Scotland Bancorp, Inc. dated August 26, 1998

     (99)(a) Press Release of the Company, distributed August 26, 1998



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SCOTLAND BANCORP, INC.


Date: August 27, 1998               By: /s/ William C. Fitzgerald, III
                                        --------------------------------------
                                            William C. Fitzgerald, III,
                                            President and Chief Executive
                                            Officer



                                     PAGE 2
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                                 EXHIBIT INDEX
                                 -------------


       Exhibit No.            Description
       -----------            -----------

       (2)          Agreement and Plan of Reorganization
                    and Merger between Centura Banks, Inc.
                    and Scotland Bancorp, Inc. dated
                    August 26, 1998

       (99)(a)      Press Release of the Company,
                    distributed August 26, 1998



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